UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 14, 2003

Date of Report (Date of earliest event reported)

Independent Bankshares, Inc.
(Exact name of Registrant as specified in its charter)

Texas	0-10196	75-1717279
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1617 Broadway Lubbock, Texas	79408
(Address of principal executive offices)	(Zip Code)

(806) 749-1850
(Registrant’s telephone number, including area code)

Not Applicable
(Former name of former address, if changed since last report)

The undersigned registrant hereby amends the following “Item 7. Financial Statements and Exhibits” of its Current Report on Form 8-K filed on February 27, 2003, dated February 14, 2003, to include the following:

Item 7.  Financial Statements and Exhibits

Independent Bankshares, Inc. (the “Registrant”) is amending its Current Report on Form 8-K as originally filed with the Securities and Exchange Commission on  February 27, 2003, to include the audited balance sheets as of December 31, 2002 and 2001 and the related statements of operations, shareholder’s equity and cash flows for each of the three years in the period ended December 31, 2002 of an acquired business, State National Bank, El Paso, Texas (“SNB El Paso”) with the signed Independent Auditors’ Reports thereon.

In addition, this Amendment contains the unaudited pro forma condensed combined balance sheet of the Registrant and SNB El Paso as of December 31, 2002, and the unaudited pro forma condensed combined statements of operations of the Registrant and SNB El Paso for each of the three years in the three year period ended December 31, 2002.

On November 19, 2002, State National Bank Lubbock, Texas  (“SNB Lubbock”), a wholly owned subsidiary of the Registrant, entered into an Agreement and Plan of Merger with SNB El Paso, a wholly owned subsidiary of State National Bancshares, Inc,  (“SNBI”), the parent company of the Registrant.  SNBI, through its wholly owned subsidiary State National Bank Delaware, Inc., (“SNB Delaware”), contributed all of the capital stock of SNB El Paso, a Texas banking association to the Registrant.  The Registrant in turn contributed to its wholly owned subsidiary, Independent Financial Corp. (“IFC”) all of the capital stock of SNB El Paso.  After the contribution, SNB El Paso was merged with and into SNB Lubbock.  There was no merger consideration paid as, prior to the transactions, the Registrant and SNB El Paso were either direct or indirect wholly owned subsidiaries of SNBI.

(a)                                 Financial Statements of Business Acquired

Pursuant to paragraph (a) (4) of Item 7 of Form 8-K, the Registrant hereby files the audited balance sheets as of December 31, 2002 and 2001 and the related statements of operations, stockholder’s equity and cash flows for each of the three years ended December 31, 2002 of SNB El Paso,  including the signed Independent Auditor’s Reports:

Audited Financial Statements

•                  Independent Auditors’ Report of Deloitte & Touche LLP

•                  Independent Auditors’ Report of Clifton Gunderson LLP

•                  Balance Sheets for the years ended December 31, 2002 and 2001

•                  Statements of Operations for the years ended December 31, 2002, 2001 and 2000

•                  Statement of Changes in the Stockholder’s Equity for the years ended December 31, 2002, 2001 and 2000

•                  Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000

•                  Notes to Financial Statements

INDEPENDENT AUDITORS’ REPORT

Shareholders and Board of Directors

State National Bank, El Paso, Texas

We have audited the accompanying balance sheet of State National Bank, El Paso, Texas (the “Company”) as of December 31, 2002, and the related statement of operations, changes in stockholder’s equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of State National Bank, El Paso, Texas as of  December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, in 2002 the Company adopted the provisions of Statement of Accounting Standards No. 142 “Goodwill and Other Intangible Assets”.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 7, 2003

INDEPENDENT AUDITORS’ REPORT

Board of Directors

State National Bank, El Paso, Texas

We have audited the accompanying balance sheet of State National Bank, El Paso, Texas (the “Company”) as of December 31, 2001, and the related statements of operations, changes in stockholder’s equity and cash flows for each of the years in the two year period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of State National Bank, El Paso, Texas as of December 31, 2001, and the results of its operations and its cash flows for each of the years in the two year period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ CLIFTON GUNDERSON LLP

Amarillo, Texas

March 19, 2003

STATE NATIONAL BANK, EL PASO, TEXAS

BALANCE SHEETS

DECEMBER 31, 2002 AND 2001

(Dollars in thousands except share data)

	2002	2001
ASSETS
Assets:
Cash and Cash Equivalents:
Cash, Due from Banks and Interest-Earning Time Deposits	$35,197	$37,882
Federal Funds Sold	8,839	6,634
Total Cash and Cash Equivalents	44,036	44,516
Available-For-Sale Securities, at Fair Value (Note 3)	100,711	139,308
Loans Held-For-Sale	15,475	6,763
Loans Held-for-Investment (Note 4)	371,565	340,547
Less: Allowance for Loan Losses	4,653	4,231
Net Loans Held-For-Investment	366,912	336,316
Goodwill	21,836	21,836
Other Intangible Assets (Note 6)	6,345	7,560
Premises and Equipment, net (Note 5)	10,489	12,160
Accrued Interest Receivable	2,619	3,297
Other Real Estate and Other Repossessed Assets	72	421
Assets Related to Discontinued Operations	480	—
Other Assets	14,596	7,176
Total Assets	$583,571	$579,353

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Deposits (Note 7)
Noninterest-bearing Demand Deposits	$134,410	$119,017
Interest-bearing Demand Deposits	171,993	173,157
Interest-bearing Time Deposits	175,848	189,822
Total Deposits	482,251	481,996
Fed Funds Purchased and Securities Sold Under Agreement to Repurchase	20,656	14,056
Accrued Interest Payable	341	637
Note Payable (Note 8)	646	687
Liabilities Related to Discontinued Operations	3,954	—
Other Liabilities	4,326	4,132
Total Liabilities	512,174	501,508

Commitments and Contingencies (Note 15)

Stockholder’s Equity
Common Stock—Par Value $2; 983,333 Shares Authorized; 837,500 and 983,333 Shares Issued at December 31, 2002 and 2001, respectively.	1,675	1,967
Additional Paid-In Capital	62,393	72,101
Retained Earnings	6,180	2,490
Accumulated Other Comprehensive Income	1,149	1,287
Total Stockholder’s Equity	71,397	77,845
Total Liabilities and Stockholder’s Equity	$583,571	$579,353

See accompanying notes.

STATE NATIONAL BANK, EL PASO, TEXAS

STATEMENTS OF OPERATIONS

DECEMBER 31, 2002, 2001 AND 2000

(Dollars in thousands)

	Years Ended December 31,
	2002	2001	2000
Interest Income:
Interest and Fees on Loans	$26,789	$29,189	$26,980
Interest on Securities	5,392	9,676	10,531
Interest on Deposits in Other Banks	197	388	55
Interest on Federal Funds Sold	210	1,250	1,089
Total Interest Income	32,588	40,503	38,655
Interest Expense:
Interest on Deposits	6,501	13,421	13,720
Interest on Securities Sold Under Agreement to Repurchase	206	575	943
Interest on Fed Funds Purchased	2	1	2
Interest on Note Payable	37	39	41
Total Interest Expense	6,746	14,036	14,706
Net Interest Income	25,842	26,467	23,949
Provision for Loan Losses	1,195	965	905
Net Interest Income After Provision for Loan Losses	24,647	25,502	23,044
Noninterest Income:
Service Charges	4,125	4,301	3,585
Gain on Sale of Loans	1,803	1,268	377
Net Realized Gain on Sale of Securities	186	5	—
Other Income	1,837	1,488	1,009
Total Noninterest Income	7,951	7,062	4,971
Noninterest Expenses:
Salaries and Employee Benefits	10,372	10,173	9,445
Net Occupancy Expense	4,176	4,353	4,420
Amortization of Intangible Assets	1,152	2,078	2,508
Communication	780	900	899
Professional Fees	571	436	385
Data Processing Expense	1,094	1,248	1,244
Net Costs Applicable to Other Real Estate and Other Repossessed Assets	13	230	29
Restructuring/Merger Related Expense	833	192	—
Other Expenses	3,945	4,381	4,615
Total Noninterest Expenses	22,936	23,991	23,545
Income From Continuing Operations Before Federal Income Taxes	9,662	8,573	4,470
Federal Income Tax Expense (Note 9)	2,926	3,362	1,797
Income From Continuing Operations	6,736	5,211	2,673
Discontinued Operations
Loss From Operations of Sold Branches (including loss on disposal of $1 for 2002)	(64)	—	—
Federal Income Tax Benefit on Discontinued Operations	(18)	—	—
Loss on Discontinued Operations	(46)	—	—
Net Income	$6,690	$5,211	$2,673

See accompanying notes.

STATE NATIONAL BANK, EL PASO, TEXAS

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

DECEMBER 31, 2002, 2001 AND 2000

(Dollars in thousands except share data)

	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount

Balances—January 1, 2000	983,333	$1,967	$58,459	$606	$(1,687)	$59,345
Net Income				2,673		2,673
Adjustment to Unrealized Loss on Available-For-Sale Securities, Net of Tax of $994 (Note 3)					1,922	1,922
Total Comprehensive Income						4,595
Capital Contribution			1,000			1,000
Cash Dividends				(1,000)		(1,000)
Balances—December 31, 2000	983,333	1,967	59,459	2,279	235	63,940
Net Income				5,211		5,211
Adjustment to Unrealized Gain on Available-For-Sale Securities, Net of Tax of $541 (Note 3)					1,052	1,052
Total Comprehensive Income						6,263
Capital Contribution from SNB Delaware			125			125
Contribution of Ruidoso State Bank (Note 2)			12,517			12,517
Cash Dividends				(5,000)		(5,000)
Balances—December 31, 2001	983,333	1,967	72,101	2,490	1,287	77,845
Net Income				6,690		6,690
Adjustment to Unrealized Gain on Available-For-Sale Securities, Net of Tax Benefit of $71 (Note 3)					(324)	(324)
Reclassification adjustment for gains included in net income					186	186
Total Comprehensive Income						6,552
Capital Reduction (Note 13)	(145,833)	(292)	(9,708)			(10,000)
Cash Dividends				(3,000)		(3,000)
Balances—December 31, 2002	837,500	$1,675	$62,393	$6,180	$1,149	$71,397

See accompanying notes.

STATE NATIONAL BANK, EL PASO, TEXAS

STATEMENTS OF CASH FLOWS

DECEMBER 31, 2002, 2001 AND 2000

(Dollars in thousands)

	Years Ended December 31,
	2002	2001	2000
Cash Flows from Operating Activities:
Net Income	$6,690	$5,211	$2,673
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Deferred Federal Income Tax Benefit	(544)	(354)	(497)
Depreciation and Amortization	3,055	4,065	4,914
Net Amortization of Premium/Discount on Securities	472	390	331
Provision for Loan Losses	1,195	965	905
Proceeds from Sales of Loans Held-For-Sale	94,659	75,733	42,527
Loans Originated For Sale	(101,568)	(79,398)	(42,597)
Gain on Sale of Loans	(1,803)	(1,268)	(377)
Loss on Branch Sale	2	—	—
Gain on Sales of Securities	(186)	(5)	—
Gain on Sales of Premises and Equipment	—	(95)	—
Write-down of Premises and Equipment	—	228	428
Loss (Gain) on Sales of Other Real Estate and Other Repossessed Assets	41	222	(44)
Decrease (Increase) in Accrued Interest Receivable	678	138	(176)
Decrease (Increase) in Other Assets	79	1,705	(114)
Increase (Decrease) in Accrued Interest Payable	(296)	(259)	76
Increase (Decrease) in Other Liabilities	815	(552)	(415)
Net Cash Provided By Operating Activities	3,289	6,726	7,634

Cash Flows from Investing Activities:
Proceeds From Maturities of Available-For-Sale Securities	80,302	70,852	9,508
Proceeds From Maturities of Held-To-Maturity Securities	—	—	15,644
Proceeds From Sales of Available-For-Sale Securities	10,938	42,335	4,499
Purchases of Available-For-Sale Securities	(53,139)	(68,185)	(11,336)
Purchase of Bank Owned Life Insurance	(7,500)	(5,000)	—
Net Increase in Loans	(34,265)	(36,916)	(12,317)
Proceeds from Sales of Premises and Equipment	—	2,383	—
Additions to Premises and Equipment	(345)	(1,270)	(563)
Proceeds from Sales of Other Real Estate and Other Repossessed Assets	186	223	440
Branch Held-For-Sale	(230)	—	—
Net Cash and Cash Equivalents Paid in Branch Sale	(1,922)	(8,589)	—
Net Cash and Cash Equivalents Received for contributed bank	—	32,048	—
Net Cash (Used In) Provided By Investing Activities	(5,975)	27,881	5,875

Cash Flows from Financing Activities:
Net Decrease (Increase) in Deposits	8,647	(26,399)	(14,499)
(Decrease) Increase in Federal Funds Purchased and Securities Sold Under Agreement to Repurchase	6,600	(5,839)	8,211
Repayment of Notes Payable	(41)	(39)	(37)
Capital Reduction	(10,000)	—	—
Payment of Cash Dividends	(3,000)	(5,000)	(1,000)
Capital Contribution	—	—	1,000
Net Cash Provided By (Used In) Financing Activities	2,206	(37,277)	(6,325)
Net (Decrease) Increase in Cash and Cash Equivalents	(480)	(2,670)	7,184
Cash and Cash Equivalents at Beginning of Year	44,516	47,186	40,002
Cash and Cash Equivalents at End of Year	$44,036	$44,516	$47,186

See accompanying notes.

Note 1:  Operations and Summary of Significant Accounting Policies

State National Bancshares, Inc. (“SNBI”), a Texas bank holding company, owns 100% of the outstanding stock of State National Bancshares of Delaware, Inc. (“SNB Delaware”), a subsidiary bank holding company. SNB Delaware owns 100% of the outstanding stock of State National Bank, El Paso (“SNB El Paso”) and Independent Bankshares, Inc (“IBK”), a Texas bank holding company.  IBK owns 100% of the outstanding stock of Independent Financial Corporation (“IFC”), a subsidiary bank holding company.  Through IFC, IBK indirectly owns 100% of the stock of State National Bank, Lubbock, Texas (“SNB Lubbock”).

The accompanying financial statements include the accounts of SNB El Paso (the “Bank”).

The principal services provided by the Bank are as follows:

Commercial Services.  The Bank provides a broad range of banking services for its commercial customers.  Commercial lending activities include short-term loans, revolving credit arrangements, inventory and accounts receivable financing, equipment financing and interim and permanent real estate lending.  Other services include cash management programs and federal tax depository and night depository services.

Consumer Services.  The Bank also provides a wide range of consumer banking services, including checking, savings and money market accounts, savings programs and installment and personal loans.  The Bank makes automobile and other installment loans directly to customers, as well as indirectly through automobile dealers.  The Bank makes home improvement, home equity and real estate loans and provides safe deposit services.  As a result of sharing arrangements with the Pulse automated teller machine system network, the Bank provides 24-hour routing banking services through automated teller machines (“ATMs”).  The Pulse network provides ATM accessibility throughout the United States.  The Bank also offers investment services and banking by phone or personal computer.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks, interest-bearing deposits in other banks and federal funds sold.

Securities

Management determines the appropriate classification of securities at the time of purchase. If the securities are purchased with the positive intent and the ability to hold the securities until maturity, they are classified as held-to-maturity and carried at historical cost, adjusted for amortization of premiums and accretion of fees and discounts using a method that approximates the interest method. Securities to be held for indefinite periods of time are classified as available-for-sale and carried at fair value. Unrealized gains and losses, net of taxes, related to securities available-for-sale are recorded as a separate component of stockholder’s equity. The Bank had no securities classified as held-to-maturity or trading as of December 31, 2002 and 2001.  The cost of securities sold is based on the specific identification method. The Bank currently owns no derivative financial instruments subject to Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and does not engage in hedging activities.

Loans Held-for-Sale

Loans held-for-sale are those loans which the Bank has the intent to sell in the foreseeable future. They are carried at the lower of aggregate cost or market value. Gains and losses on sales of loans are recognized at settlement dates and are determined by the difference between the sales proceeds and the carrying value of the loans. All sales are made without recourse.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the principal amount outstanding.  Interest on the various types of commercial, real estate and other loans is accrued daily based on the principal balances outstanding. Income on installment loans is recognized using this method or other methods under which income approximates the effective interest method.

Loan origination fees in excess of the associated costs are recognized over the life of the related loan as an adjustment to yield using the interest method.

The recognition of income on a loan is discontinued, and previously accrued interest is reversed, when interest or principal payments become ninety (90) days past due unless, in the opinion of management, the outstanding interest remains collectible. Interest is subsequently recognized only as received until the loan is returned to accrual status.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (both principal and interest) according to the terms of the loan agreement. Reserves on impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the underlying collateral.

Allowance for Loan Losses

The allowance for loan losses (“the allowance”) is reduced by charge-offs, increased by recoveries of loans previously charged off and increased or decreased by the loan loss provision necessary to arrive at a balance determined by management to be appropriate.   Management’s periodic evaluation of the adequacy of the allowance is based on past loan loss experience, known inherent risks in the portfolio, adverse situations that may affect the borrowers’ ability to repay, the estimated value of any underlying collateral and current economic conditions. The allowance is comprised of three elements which include: 1) allowances established on specific loans, 2) allowances based on loss experience and trends in pools or loans with similar characteristics and 3) unallocated allowances based on general economic conditions and other internal and external risk factors in the Bank’s individual markets. The total allowance includes activity related to allowances calculated in accordance with SFAS No. 114 “Accounting by Creditors for Impairment of a Loan” and activity related to other allowances determined in accordance with SFAS No. 5 “Accounting for Contingencies”.  The allowance for loan loss calculation is subjective in nature and subject to change.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation for financial reporting purposes is computed using the straight-line method over the estimated useful lives of 3 to 40 years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the period.

Other Real Estate and Other Repossessed Assets

Other real estate and other repossessed assets consist principally of real estate properties and automobiles acquired by the Bank through foreclosure.  Such assets are recorded upon foreclosure, at estimated fair value, net of estimated cost of disposal, if any.  If the estimated fair value of the loan collateral is less than the amount outstanding on the loan at the time the assets are acquired, the difference is charged against the allowance for possible loan losses.  Subsequent declines in estimated fair value, if any are charged to noninterest expense.

Goodwill and Other Intangible Assets

Core deposit intangibles are being amortized on an accelerated method over a ten year period.

Through December 31, 2001, goodwill resulting from previous acquisitions was being amortized on the straight-line method over a twenty (20) year period.  Goodwill amortization expense was $1,369,000 and $976,000 for the years ended December 31, 2001 and 2000, respectively.  Beginning in 2002, amortization of goodwill has ceased as a result of the adoption of SFAS No. 142 “Goodwill and Other Intangible Assets”.

SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives be reviewed for impairment at least annually.  Goodwill was tested for impairment as of October 1, 2002 and October 1, 2001, and due to the results of those valuations, no impairment was deemed necessary.

Income Taxes

The Bank uses the liability method of accounting for deferred income taxes as required by the SFAS No. 109, “Accounting for Income Taxes.”  Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Advertising

Advertising costs are expensed as incurred. The total amount charged to advertising expense for the years ended December 31, 2002, 2001 and 2000 was approximately $564,000, $676,000 and $557,000, respectively.

Restructuring/Merger Expenses

During 2001, SNBI completed the merger of Ruidoso State Bank (“RSB”) with and into the Bank (see Note 2. Contribution of Bank below).  In conjunction with this restructuring and merger, the Bank abandoned certain assets, terminated certain employees, incurred third party consulting expenses and incurred other costs related to the merger of the banks for with the related cost has been reported as restructuring/merger costs in the statement of operations.

On February 14, 2003, SNBI restructured its banking operations by consolidating its two separately chartered banks into one chartered bank, State National Bank, Lubbock.  In conjunction with this restructuring, the Bank abandoned certain assets and terminated certain employees for which the related cost has been reported as a restructuring/merger costs in the statement of operations during 2002.  These costs have been recorded in accordance with SFAS No. 146.

Recently Issued Accounting Standards

In June 2001 the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations.”  SFAS No. 141 establishes accounting and reporting standards for business combinations.  This Statement eliminates the use of the pooling-of-interest method of accounting for business combinations, requiring future business combinations to be accounted for using the purchase method of accounting.  Additionally, SFAS No.141 enhances the disclosures related to business combinations and requires that all intangible assets acquired in a business combination be reported separately from goodwill.  These intangible assets must then be assigned to a specifically identified reporting unit and assigned a useful life.  The provisions of this statement apply to all business combinations initiated after June 30, 2001.  The adoption of this statement did not have a material impact on the Bank’s financial position or results of operations.

In June 2001 the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets”, which addresses the accounting for goodwill and other intangible assets.  SFAS No. 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives.  SFAS No. 142 requires that these assets be reviewed for impairment at least annually.  Intangible assets with finite lives will continue to be amortized over their estimated useful lives.  Additionally, SFAS No. 142 requires that goodwill included in the carrying value of equity method investments no longer be amortized.  SFAS No. 142 was effective for the Bank’s fiscal year beginning January 1, 2002.

In June 2001 FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations”.  The statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred.  When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset.  Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset.  Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.  The standard is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.  The adoption of this statement is not expected to have a material impact on the Bank’s financial position or results of operation.

In August 2001 the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of.  More specifically, this statement broadens the presentation of discontinued operations to include a component of an entity whose operations and cash flows can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity.  It supersedes, with exceptions, SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of”, and was adopted January 1, 2002.

In 2002 the Bank sold a branch located in Belen, New Mexico.  At December 31, 2002, the Bank was in the process of completing the sale of a branch located in Socorro, New Mexico.  Accordingly, the operating results of the deposed property has been reclassified and reported as discontinued operations in the statements of operations and the assets and liabilities of the branch held for sale have been reclassified and reported as such on the balance sheets.

In April of 2002 the FASB issued FAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections”.  This statement rescinds SFAS No. 4 and 64, “Reporting Gains and Losses from Extinguishment of Debt” and “Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements”, respectively, and restricts the classification of early extinguishment of debt as an extraordinary item to the provisions of APB Opinion No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”.  The statement also rescinds SFAS No. 44, “Accounting for Intangible Assets of Motor Carriers”, which is no longer necessary because the transition to the provisions of the Motor Carrier Act of 1980 is complete.  The statement also amends SFAS No. 13, “Accounting for Leases”, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.  Finally, the statement makes various technical corrections to existing pronouncements which are not considered substantive.  The provisions of the statement are effective for financial statements issued on or after May 15, 2002.  The adoption of this statement did not have a material impact on the Bank’s financial position or results of operations.

In June 2002 the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”.  SFAS No. 146 provides guidance on the recognition and measurement of liabilities for costs associated with exit or disposal activities.  SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, but early adoption is allowed and encouraged.  As such, the statement was adopted at the date of issuance in June 2002.  The adoption of this statement did not have a material impact on the Bank’s financial position or results of operations.

In October 2002 the FASB issued SFAS No. 147, “Acquisitions of Certain Financial Institutions”.  SFAS No. 147 provides guidance on the accounting for the acquisition of a financial institution, except transactions between two or more mutual enterprises.  SFAS No. 147 shall be effective for acquisitions on or after October 1, 2002.  The implementation of this standard is not expected to have a material impact on the Bank’s financial position or results of operation.

2. Contribution of Bank

On January 31, 2001, SNBI contributed its ownership interest in RSB to the Bank.  There was no merger consideration paid as, prior to the transactions, the Bank and RSB were direct or indirect subsidiaries of SNBI.  After the contribution of RSB, two of the branches were sold to a third party for a purchase price of $500,000 with no gain or loss recognized on the transaction.

The supplemental cash flow information related to the contribution of the net assets and liabilities of RSB and the subsequent sale of two branches is as follows (in thousands):

Net Assets Contributed
Available For-Sale Securities	$26,328
Loans Held-For-Investment	42,510
Goodwill	3,952
Other Intangible Assets	2,071
Premises & Equipment	1,383
Other Assets	2,255
Total Net Assets Contributed	$78,499

Net Liabilities Contributed
Deposits	88,131
Other Liabilities	1,310
Equity	12,517
Total Net Liabilities Contributed	101,958

Net Cash Received	$23,459

3. Securities

The amortized cost and estimated fair value of available-for-sale securities at December 31, 2002 and 2001 were as follows (in thousands):

	2002
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
U.S. Government and agency securities	$49,317	$1,287	$—	$50,604
Mortgage-backed securities	44,508	516	(80)	44,944
Other securities	5,145	18	—	5,163
	$98,970	$1,821	$(80)	$100,711

	2001
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
U.S. Government and agency securities	$67,045	$1,331	$(76)	$68,300
Mortgage-backed securities	64,695	737	(75)	65,357
Other securities	5,618	33	—	5,651
	$137,358	$2,101	$(151)	$139,308

The amortized cost and estimated fair value of securities at December 31, 2002 are presented below by contractual maturity (in thousands).

	Available-for-sale Securities
	Amortized Cost	Estimated Fair Value
Due in one year or less	$10,462	$10,604
Due after one year through five years	37,782	38,913
Due after five years through ten years	2,089	2,116
Due after ten years	4,129	4,134
Mortgage-backed securities and collateralized mortgage obligations	44,508	44,944
	$98,970	$100,711

Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

At December 31, 2002, securities with an amortized cost and estimated fair value of $60,353,000 and $61,856,000, respectively, were pledged as collateral for public deposits and for other purposes required or permitted by law.  At December 31, 2001, the amortized cost and estimated fair value of pledged securities were $71,297,000 and $72,786,000, respectively.

During 2002 and 2001 the Bank sold available-for-sale securities with an aggregate book value of $10,938,000 and $42,335,000 respectively and recognized gross realized gains of $191,000 and $5,000 and gross realized losses of $5,000 and $0, respectively.

4. Loans and Allowance for Loan Losses

The Company is primarily involved in real estate, commercial, consumer, and agriculture lending activities with customers primarily in the West Texas and southern New Mexico areas.  Although the Bank has a diversified portfolio, its debtors’ ability to honor  their loan contracts is substantially dependent upon the general economic conditions of the region, which consist primarily of manufacturing, wholesale/retail, agribusiness and health care industries.

The composition of loans at December 31, 2002 and 2001 was as follows (in thousands):

	2002	2001
Commercial	$97,455	$93,897
Agricultural	6,630	1,611
Real estate	247,766	220,992
Installment	19,714	24,047
Total loans	371,565	340,547
Allowance for loan losses	(4,653)	(4,231)
Loans, net	$366,912	$336,316

The changes in the allowance for loan losses during the years ended December 31, 2002, 2001 and 2000 are summarized as follows (in thousands):

	2002	2001	2000
Balance, beginning of year	$4,231	$3,376	$3,884
Provision for loan losses	1,195	965	905
Loan loss reserves of contributed banks	—	1,582	—
Loans charged off to allowance	(1,022)	(2,006)	(1,738)
Recoveries	249	314	325
Balance, end of year	$4,653	$4,231	$3,376

At December 31, 2002 and 2001, loans identified as being impaired consisted of nonhomogeneous loans placed on nonaccrual status.  At December 31, 2002 and 2001, the recorded investment in loans that are considered to be impaired under SFAS No. 114 was approximately

$4,513,000 and $2,805,000, respectively. Included in these amounts at December 31, 2002 and 2001, was approximately $4,404,000 and $2,604,000, respectively, of impaired loans for which the related specific reserve for loan losses was approximately $753,000 and $439,000, respectively. There were $109,000 of impaired loans at December 31, 2002, and $201,000 of impaired loans at December 31, 2001, that did not have a specific related reserve for loan losses.

The approximate effect of such nonearning assets was a loss of interest income of approximately $309,000, $219,000 and $162,000 for the years ended December 31, 2002, 2001 and 2000, respectively. Payments received on these loans are first applied to principal, and interest is applied at the end of the note term. Interest income recognized was $21,000, $217,000 and $0   for the years ended December 31, 2002, 2001 and 2000, respectively.

The Bank originates mortgage loans intended for sale in the secondary market. Those loans are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income. Loans outstanding at December 31, 2002 and 2001, committed for sale were $15,475,000 and $6,763,000, respectively, and were sold subsequent to the balance sheet date without recourse and with servicing rights released.

5. Premises and Equipment

Premises and equipment at December 31, 2002 and 2001, are summarized as follows (in thousands):

	2002	2001
Land	$3,835	$3,835
Premises	8,720	8,865
Furniture and equipment	3,017	5,190
	15,572	17,890
Less: accumulated depreciation	(5,083)	(5,730)
Premises and equipment, net	$10,489	$12,160

Depreciation expense amounted to approximately $1,903,000, $2,020,000 and $2,400,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

6.  Goodwill and Other Intangibles

Amortizable intangible assets at December 31, 2002 and 2001 were (in thousands):

	2002	2001
Core deposit intangible	$11,464	$11,592
Less:accumulated amortization	5,119	4,032
Net amortizable intangible assets	$6,345	$7,560

Core deposit intangible amortization expense was $1,152,000, $709,000 and $1,532,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

Aggregate amortization expense is anticipated to be as follows for the years ended December 31, (in thousands):

2003	$1,045
2004	1,002
2005	990
2006	989
2007 & thereafter	2,319
Total	$6,345

The following table adjusts net income for the adoption of SFAS No. 142 (in thousands):

	Years Ended December 31,
	2002	2001	2000
Reported net income	$6,690	$5,211	$2,673
Add back after tax goodwill amortization	—	903	644
Adjusted net income	$6,690	$6,114	$3,317

Goodwill remained unchanged from December 31, 2001 to December 31, 2002.

7. Interest-Bearing Deposits

At December 31, 2002, the scheduled maturities of interest-bearing time deposits are as follows (in thousands):

2003	$134,916
2004	33,460
2005	5,299
2006	1,043
2007 and Thereafter	1,130
$175,848

At December 31, 2002 and 2001, interest-bearing deposits of $100,000 or more were approximately $82,577,000 and $79,917,000, respectively.

Deposits from non-U.S. citizens (primarily Mexican nationals) amounted to approximately $45,773,000 and $40,555,000 at December 31, 2002 and 2001, respectively.

8. Note Payable

The note payable balance consists of advances of approximately $646,000 and $687,000 as of December 31, 2002 and 2001, respectively, from the Federal Home Loan Bank of Dallas (“FHLB”). The note has an interest rate of 5.45%, is due January 1, 2014 and is collateralized by a blanket floating lien on all first mortgage loans, the FHLB capital stock owned by the Bank, and any funds on deposit with the FHLB.

9. Income Taxes

Significant components of the Bank’s deferred tax assets and liabilities at December 31, 2002 and 2001, were as follows (in thousands):

	2002	2001
Deferred tax assets:
Net operating loss carryforwards	$123	$550
Allowance for loan losses	1,582	1,439
Other, net	546	552
	2,251	2,541
Deferred tax liabilities:
Unrealized gain on available-for-sale securities	592	663
Core deposit intangible	2,144	2,541
Premises and equipment	186	342
Other, net	307	617
	3,229	4,163
Net deferred tax liability	$(978)	$(1,622)

Deferred income taxes reflect the net effects of temporary difference between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.  The net deferred tax liability is included in other liabilities on the balance sheet.  The Bank records a valuation allowance on deferred tax assets if it is more likely than not that some portion or all of a deferred tax asset will not be realized.  There was no valuation allowance at December 31, 2002 and 2001, respectively.  Management believes that it is more likely than not the Bank will generate sufficient future taxable income to realize the deferred tax asset.

At December 31, 2002, the Bank had available net operating loss carryforwards of approximately $362,000 acquired as part of prior acquisitions.  These net operating loss carryforwards, if not used, expire between 2003 and 2018.

The provisions for federal income taxes for the years ended December 31, 2002, 2001 and 2000 were as follows (in thousands):

	Years Ended December 31,
	2002	2001	2000
Current income tax expense	$3,452	$3,716	$2,294
Deferred income tax benefit	(544)	(354)	(497)
Income tax expense	$2,908	$3,362	$1,797

The following is a reconciliation of the difference between income tax expense as reported and the amount of expense computed by applying the statutory income tax rate to income before income taxes (in thousands):

	Years Ended December 31,
	2002	2001	2000
Income before income taxes	$9,598	$8,573	$4,470
Statutory rate	34%	34%	34%
Income tax benefit at statutory rate	3,263	2,915	1,520
Tax-exempt income
Municipals	(14)	(5)	(11)
Bank-owned life insurance	(292)	(7)	(9)
Amortization of goodwill	—	441	307
Other, net	(49)	18	(10)
Income tax expense as reported	$2,908	$3,362	$1,797

10. Employee Benefits

The Bank has 401(k) profit sharing plan that provides retirement benefits for its employees. The Bank contributed $203,000, $211,000 and $195,000 to its 401(k) plan for the years ended December 31, 2002, 2001 and 2000, respectively.

11. Earnings Per Share

As the Bank is a wholly owned subsidiary of SNBI, per common share data is not meaningful.

12. Financial Instruments with Off-Balance Sheet Risk

The Bank is party to financial instruments with off-balance sheet risk entered into in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters-of-credit.  Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the accompanying financial statements. The contractual amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby or commercial letters of credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.  The Bank does require collateral or other security to support financial instruments with credit risk.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Bank evaluates each customer’s credit worthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the customer.  Collateral held varies but may included real estate, accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

Financial and performance standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.  These guarantees are primarily issued to support public and private borrowing arrangements.  The credit risk involved in issuing standby letters of credit is essentially the same as that involved in making loans to customers.

	Years Ended December 31,
	2002	2001
Financial instruments whose contract amounts represent credit risk (in thousands):
Commitments to extend credit	$80,593	$76,382
Standby letters-of-credit	4,354	3,996

13. Regulatory Restrictions

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements could cause the initiation of certain mandatory and possibly additional discretionary, actions by the regulatory authorities that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital and total capital (Tier 1 and Tier 2) to net risk-weighted assets and of Tier 1 capital to adjusted quarterly average assets. At December 31, 2002, the Bank met all capital adequacy requirements to which they were subject.

At December 31, 2002, the most recent notification from the FDIC categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum Tier 1 capital to net risk-weighted assets, total capital to net risk-weighted assets and Tier 1 capital to adjusted quarterly average assets ratios as set forth in the tables. No other conditions or events have occurred since the most recent notification that management believes have changed the Bank’s category.

The minimum capital ratios for well-capitalized banks and the Bank’s actual capital ratios at December 31, 2002 and 2001, were as follows:

	December 31,		Minimum Capital Ratios	Well Capitalized Ratios
	2002	2001
	(Dollars in thousands)
Tier 1 capital	$43,632	$49,101
Total capital	48,288	53,332
Net risk weighted assets	380,221	353,454
Adjusted quarterly average assets	560,185	560,932
Capital ratios:
Tier 1 capital to net risk weighted assets	11.48%	13.89%	4.00%	6.00%
Total capital to net risk weighted assets	12.70	15.09	8.00	10.00
Tier 1 capital to adjusted quarterly average assets	7.79	8.75	4.00	5.00

At December 31, 2002, $5,574,000 of the capital of the Bank was available for payment of dividends to SNBI without prior approval of regulatory authorities.  Also, as approved by the regulatory authorities, the Bank performed capital reductions in the amount of $10,000,000 during 2002.

The Bank is required to maintain a certain average balance with the Federal Reserve Bank.  At December 31, 2002, the average balance required to be maintained was $813,000.

14. Fair Values of Financial Statements

The carrying amounts and fair values of financial assets and financial liabilities at December 31, 2002 and 2001, were as follows (in thousands):

	2002		2001
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Cash and cash equivalents	$44,036	$44,036	$44,516	$44,516
Available-for-sale securities	100,711	100,711	139,308	139,308
Loans held-for-sale	15,475	15,475	6,763	6,763
Loans, net	366,912	368,494	336,316	345,820
Deposits	482,251	484,242	481,996	484,849
Federal funds purchased and securities sold under agreement to repurchase	20,656	20,656	14,056	14,056
Notes payable	646	646	687	687

Fair values for available-for-sale securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

For variable-rate loans that reprice frequently with no significant change in credit risk, fair values are generally based on carrying values. The fair value for other loans and loans held-for-sale is estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximated its fair value.

The fair values of noninterest and interest-bearing demand deposits are, by definition, equal to the amount payable on demand, i.e., their carrying amount. The fair values of interest-bearing time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates of similar maturities.

The carrying amounts for cash and due from banks, interest earning time deposits, federal funds sold, accrued interest receivable, federal funds purchased and securities sold under agreement to repurchase, accrued interest payable and  notes payable approximate the fair values of such assets and liabilities.

Fair values for the Bank’s off-balance-sheet instruments, which consist of lending commitments and standby and commercial letters of credit, are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. Management believes that the fair value of these off-balance-sheet instruments is not significant.

15. Commitments and Contingencies

From time to time, the Bank is involved in litigation proceedings incidental to the normal course of business. In the opinion of management, the ultimate liability, if any, resulting from known, current litigation, either singularly or in aggregate, would not reasonably be expected to have a material adverse effect on the Bank’s financial position, results of operations, or cash flows.

The Bank leases certain of its premises and equipment under noncancellable operating leases.  Rental expense under such operating leases was approximately $1,288,000, $1,439,000 and $1,287,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

The minimum payments due under these leases at December 31, 2002 were as follows (in thousands):

2003	$670
2004	630
2005	611
2006	552
2007 and thereafter	2,524
$4,987

16. Related-Party Transactions

In the ordinary course of business, the Bank has loans, deposits and other transactions with their respective directors and businesses with which such persons are associated. It is the Bank’s policy that all such transactions are entered into on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties. The balances of loans to all such persons were $303,000 and $613,000 at December 31, 2002 and 2001, respectively.  Additions and reductions on such loans were $7,000 and $317,000, respectively, for the year ended December 31, 2002.

17. Deferred Compensation Plan

The Bank has an unfunded deferred compensation plan providing retirement benefits for certain previous directors. The present value of the accrued retirement benefits obligation, which is included in other liabilities, was $758,000 and $814,000 at December 31, 2002 and 2001, respectively.

Although not required to fund the plan, the Bank purchased whole life insurance contracts on the related directors. The cash surrender value of the life insurance policies, which is included in other assets, was $797,000 and $901,000 at December 31, 2002 and 2001, respectively.

The plan does not qualify under the Internal Revenue Code, and therefore tax deductions are allowable only when and as benefits are paid. Appropriate provision has been made for deferred taxes associated with the deferred compensation liability.

18.  Supplemental Cash Flow Information

Supplemental cash flow information for the years ended December 31, 2002, 2001 and 2000 is as follows (in thousands):

	Years ended December 31,
	2002	2001	2000
Cash paid during the period for:
Interest	$7,043	$14,296	$14,631
Federal income taxes	3,341	3,546	2,543
Noncash investing activities:
Loans originated to facilitate the sale of foreclosed assets	$446	$141	$166
Additions to other real estate and other repossessed assets during the period through foreclosures	319	863	376

19. Subsequent Events

On February 14, 2003, SNBI contributed to IBK and IBK contributed to IFC, all of the capital stock of the Bank.  After the contribution, the Bank was then merged with and into SNB Lubbock.  There was no merger consideration paid prior to the transactions, as IBK and the Bank were both direct or indirect subsidiaries of the SNBI.

At February 13, 2003, the Bank had total assets of $566,271,000, total deposits of $465,317,000, total loans, net of unearned income, of $383,705,000, and stockholder’s equity of $72,679,000.  At February 13, 2003, SNB Lubbock had total assets of $544,793,000, total deposits of $469,798,000, total loans, net of unearned income, of $286,093,000, and stockholder’s equity of $69,718,000.

(b)                                Pro forma Financial Information

Pursuant to paragraph (b) (2) of Item 7 of Form 8-K, the Registrant hereby files the following unaudited pro forma financial information:

•                  Introductory Paragraphs

•                  Pro forma Condensed Combined Balance Sheet as of December 31, 2002 (unaudited)

•                  Pro forma Condensed Combined Statement of Operations for the Years Ended December 31, 2002, 2001 and 2000, for the Registrant and SNB El Paso (unaudited)

Introductory Paragraphs

On November 19, 2002, SNB Lubbock, a wholly owned subsidiary of the Registrant, entered into an Agreement and Plan of Merger with SNB El Paso, a wholly owned subsidiary of SNBI, the parent company of the Registrant.  SNBI, through its wholly owned subsidiary SNB Delaware, contributed all of the capital stock of SNB El Paso to the Registrant.  The Registrant in turn contributed to its wholly owned subsidiary, IFC all of the capital stock of SNB El Paso.  After the contribution, SNB El Paso was merged with and into SNB Lubbock.  There was no merger consideration paid as, prior to the transactions, the Registrant and SNB El Paso were either direct or indirect wholly owned subsidiaries of SNBI.

The unaudited pro forma combined balance sheet at December 31, 2002, combines historical financial information of the Registrant and SNB El Paso at December 31, 2002, as if the merger of SNB El Paso with and into SNB Lubbock (the “Merger”) had occurred on December 31, 2002.  The unaudited pro forma condensed combined statement of operations for the three year period ended December 31, 2002, combines historical financial information of the Registrant and SNB El Paso for the three year period ended December 31, 2002, as if the Merger had occurred on January 1, 2000.

The pro forma financial statements do not purport to represent what the companies’ financial position or results of operations would have been if the Merger in fact had occurred on January 1, 2002, or to project the companies’ financial position or results of operations for any future date or period.

The pro forma adjustments are based upon available information and upon certain assumptions as described in the pro forma financial statements that the Registrant believes are reasonable in the circumstances.  Amounts may be subsequently revised.

The pro forma data should be read in conjunction with the notes to the unaudited pro forma condensed combined financial information and the historical audited financial statements and notes thereto of SNB El Paso and the Registrant.

Independent Bankshares, Inc.

Pro Forma Combined Balance Sheet

December 31, 2002 (Unaudited)

(in thousands)

	Historical Consolidated Independent Bankshares, Inc	Historical State National Bank, El Paso	Pro Forma Merger Entries		Pro Forma Consolidated Independent Bankshares, Inc.
Assets
Cash and due from banks	$22,873	$31,426	$(180	)(A)	$54,119
Interest-earning deposits in other banks	10,710	3,771	—		14,481
Federal funds sold	6,784	8,839	—		15,623
Available-for-sale securities	173,631	100,711	—		274,342
Loans held-for-sale	—	15,475	—		15,475
Loans	287,302	371,565	—		658,867
Less: allowance for loan losses	6,261	4,653	—		10,914
Net loans held-for-investment	281,041	366,912	—		647,953
Goodwill	16,098	21,836	—		37,934
Other intangible assets	9,982	6,345	—		16,327
Premises and equipment	14,454	10,489	—		24,943
Accrued interest receivable	4,426	2,619	—		7,045
Other real estate and other repossessed assets	3,631	72	—		3,703
Assets related to discontinued operations	—	480	—		480
Other assets	14,657	14,596	—		29,253
Total assets	$558,287	$583,571	$(180)		$1,141,678

Liabilities and stockholder’s equity
Deposits:
Non-interest bearing demand deposits	$106,950	$134,410	$(180	)(A)	$241,180
Interest bearing demand deposits	178,981	171,993	—		350,974
Interest bearing time deposits	196,712	175,848	—		372,560
Total deposits	482,643	482,251	(180)		964,714
Federal funds purchased and securities sold under agreement to repurchase	106	20,656	—		20,762
Accrued interest payable	669	341	—		1,010
Note payable	143	646	—		789
Liabilities related to discontinued operations	—	3,954	—		3,954
Other liabilities	5,199	4,326	—		9,525
Total liabilities	488,760	512,174	(180)		1,000,754

Guaranteed preferred beneficial interests in the company’s subordinated debentures	10,934	—	—		10,934

Stockholder’s equity
Common stock	568	1,675	(1,675	)(B)	568
Additional paid in capital	80,066	62,393	1,675	(B)	144,134
Retained earnings	(26,208)	6,180	—		(20,028)
Unrealized gain (loss) on available for sale securities	4,167	1,149	—		5,316
Total stockholder’s equity	58,593	71,397	—		129,990
Total liabilities and stockholder’s equity	$558,287	$583,571	$(180)		$1,141,678

(A) To reflect the elimination of the intercompany balance

(B) To reflect the reclassification of the common stock balance of the merged entity

Independent Bankshares, Inc.

Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2002

(Unaudited)

(in thousands)

	Historical Consolidated Independent Bankshares, Inc(A)	Historical State National Bank, El Paso (A)	Pro Forma Consolidated Independent Bankshares, Inc.(A)(B)
Interest income
Interest on fees on loans	$20,070	$26,789	$46,859
Interest on securities	10,270	5,392	15,662
Interest on deposits in other banks	98	197	295
Interest on federal funds sold	244	210	454
Total interest income	30,682	32,588	63,270
Interest expense
Interest on deposits	8,034	6,501	14,535
Interest on securities sold under agreement to repurchase	1	206	207
Interest on fed funds purchased	1	2	3
Interest on note payable	—	37	37
Total interest expense	8,036	6,746	14,782
Net interest income	22,646	25,842	48,488
(Credit) provision for loan losses	(77)	1,195	1,118
Net interest income after provision for loan losses	22,723	24,647	47,370
Noninterest income
Service charges	3,687	4,125	7,812
Trust fees	487	—	487
Gain on sale of loans	—	1,803	1,803
Gain on sale of securities	13	186	199
Other income	1,825	1,837	3,662
Total noninterest income	6,012	7,951	13,963
Noninterest expense
Salaries and employee benefits	10,470	10,372	20,842
Net occupancy expense	3,854	4,176	8,030
Distributions on guaranteed preferred beneficial interests in the company’s subordinated debentures	1,121	—	1,121
Amortization of intangible assets	1,873	1,152	3,025
Merger-related expenses	546	833	1,379
Professional fees	679	571	1,250
Communication expense	812	780	1,592
Data processing expense	530	1,094	1,624
Net costs applicable to other real estate and other repossessed assets	52	13	65
Other expenses	3,897	3,945	7,842
Total noninterest expense	23,834	22,936	46,770
Income from continuing operations before federal income taxes	4,901	9,662	14,563
Federal income taxes	1,190	2,926	4,116
Income from continuing operations	$3,711	$6,736	$10,447

(A)                              As the Registrant is a wholly owned subsidiary of SNBI, per common share data is not meaningful after the date of the acquisition of the Registrant by SNBI.

(B)                                The Pro Forma Statement of Operations does not reflect anticipated cost savings.  However, the Registrant anticipates the ability to realize cost savings through back office consolidation as well as implementing other selective saving strategies.

Independent Bankshares, Inc.

Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2001

(Unaudited)

(in thousands)

	Historical Consolidated Independent Bankshares, Inc (A)	Historical State National Bank, El Paso (A)	Pro Forma Consolidated Independent Bankshares, Inc. (A)(B)
Interest income
Interest on fees on loans	$27,292	$29,189	$56,481
Interest on securities	11,435	9,676	21,111
Interest on deposits in other banks	28	388	416
Interest on federal funds sold	2,428	1,250	3,678
Total interest income	41,183	40,503	81,686
Interest expense
Interest on deposits	19,167	13,421	32,588
Interest on securities sold under agreement to repurchase	4	575	579
Interest on fed funds purchased	—	1	1
Interest on note payable	—	39	39
Total interest expense	19,171	14,036	33,207
Net interest income	22,012	26,467	48,479
Provision for loan losses	10,765	965	11,730
Net interest income after provision for loan losses	11,247	25,502	36,749
Noninterest income
Service charges	3,506	4,301	7,807
Trust fees	492	—	492
Gain on sale of loans	—	1,268	1,268
Gain on sale of securities	1	5	6
Other income	1,407	1,488	2,895
Total noninterest income	5,406	7,062	12,468
Noninterest expense
Salaries and employee benefits	10,681	10,173	20,854
Net occupancy expense	3,726	4,353	8,079
Distributions on guaranteed preferred beneficial interests in the company’s subordinated debentures	1,119	—	1,119
Amortization of intangible assets	4,367	2,078	6,445
Merger-related expenses	51	192	243
Professional fees	888	436	1,324
Communication expense	925	900	1,825
Data processing expense	654	1,248	1,902
Net costs applicable to other real estate and other repossessed assets	95	230	325
Other expenses	4,549	4,381	8,930
Total noninterest expense	27,055	23,991	51,046
(Loss) income before federal income taxes	(10,402)	8,573	(1,829)
Federal income taxes	(3,205)	3,362	157
Net (loss) income	$(7,197)	$5,211	$(1,986)

(A)                              As the Registrant is a wholly owned subsidiary of SNBI, per common share data is not meaningful after the date of the acquisition of the Registrant by SNBI.

(B)                                The Pro Forma Statement of Operations does not reflect anticipated cost savings.  However, the Registrant anticipates the ability to realize cost savings through back office consolidation as well as implementing other selective saving strategies.

Independent Bankshares, Inc.

Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2000

(Unaudited)

(in thousands)

	Historical Consolidated Independent Bankshares, Inc.(I)	Pro Forma Purchase Accounting Adjustments (A)(I)		Subtotal (I)	Historical United Bank & Trust (B)(I)	Historical State National Bank, West Texas (C)(I)	Historical State National Bank, El Paso (D) (I)	Pro Forma Consolidated Independent Bankshares, Inc. (I)(J)
Interest income
Interest on fees on loans	$24,851	$171	(E)	$25,022	$4,433	$6,403	$26,980	$62,838
Interest on securities	8,288	—		8,288	831	2,288	10,531	21,938
Interest on deposits in other banks	12	—		12	—	16	55	83
Interest on federal funds sold	1,846	—		1,846	61	545	1,089	3,541
Total interest income	34,997	171		35,168	5,325	9,252	38,655	88,400
Interest expense
Interest on deposits	15,600	—		15,600	2,406	4,664	13,720	36,390
Interest on securities sold under agreement to repurchase	7	—		7	—	—	943	950
Interest on fed funds purchased	—	—		—	—	—	2	2
Interest on note payable	—	—		—	—	—	41	41
Total interest expense	15,607	—		15,607	2,406	4,664	14,706	37,383
Net interest income	19,390	171		19,561	2,919	4,588	23,949	51,017
Provision for loan losses	2,278	—		2,278	158	237	905	3,578
Net interest income after provision for loan losses	17,112	171		17,283	2,761	4,351	23,044	47,439
Noninterest income
Service charges	3,227	—		3,227	666	391	3,585	7,869
Trust fees	258	—		258	—	—	—	258
Gain on sale of loans	—	—		—	—	—	377	377
Gain on sale of securities	36	—		36	—	—	—	36
Other income	271	—		271	19	162	1,009	1,461
Total noninterest income	3,792	—		3,792	685	553	4,971	10,001
Noninterest expense
Salaries and employee benefits	8,291	—		8,291	1,354	1,698	9,445	20,788
Net occupancy expense	2,677	—		2,677	175	482	4,420	7,754
Distributions on guaranteed preferred beneficial interests in the company’s subordinated debentures	1,112	9	(F)	1,121	—	—	—	1,121
Amortization of intangible assets	2,098	948	(G)	3,046	484	128	2,508	6,166
Merger-related expenses	1,970	—		1,970	—	—	602	2,572
Professional fees	1,181	—		1,181	103	70	385	1,739
Communication expense	664	—		664	35	135	899	1,733
Data processing expense	505	—		505	—	111	1,244	1,860
Net costs applicable to other real estate and other repossessed assets	6	—		6	20	—	29	55
Other expenses	3,477	—		3,477	471	858	4,013	8,819
Total noninterest expense	21,981	957		22,938	2,642	3,482	23,545	52,607
(Loss) income before federal income taxes	(1,077)	(786)		(1,863)	804	1,422	4,470	4,833
Federal income taxes	596	8	(H)	604	279	512	1,797	3,192
Net (loss) income	$(1,673)		$(794)	$(2,467)	$525	$910	$2,673	$1,641

(A)                              Reflects the impact of pro forma adjustments related to SNBI’s acquisition of the Registrant as of August 11, 2000, as if the acquisition had been consummated on January 1, 2000, and the amortization of the purchase accounting adjustments had been pushed down to the Registrant.  Accordingly, reflects the pro forma adjustments form January 1, 2000, to August 11, 2000, as the historical amounts from August 12, 2000, to December 31, 2000, are included in the Company’s historical consolidated amounts.

(B)                                Reflects the pro forma effect of the contribution of United Bank & Trust (“UB&T”) to the Registrant by SNBI on November 13, 2000.  The historical UB&T results presented herein reflect UB&T results of operations from January 1, 2000, through August 11, 2000, because UB&T’s results of operations are already included in the Registrant’s historical consolidated amounts from August 12, 2000 to December 31, 2000.

(C)                                Reflects the pro forma effect of the contribution of State National Bank West Texas, Lubbock, Texas (“SNB West Texas”) to the Registrant by SNBI on March 9, 2001.  The historical SNB West Texas results presented herein reflect SNB West Texas’s results of operations from January 1, 2000, through August 11, 2000, because SNB West Texas’s results of operations are already included in the Registrant’s historical consolidated amounts from August 12, 2000 to December 31, 2000.

(D)                               Reflects the pro forma effect of the February 14, 2002, merger of SNB El Paso with and into SNB Lubbock.  The historical results presented herein reflect the results of operations from January 1, 2000 through December 31, 2000, for SNB El Paso.

(E)                                 Reflects the pro forma impact related to a purchase price adjustment made to adjust certain long term fixed rate loans of the Registrant to a market interest rate of 10%.

(F)                                 Reflects the amortization of goodwill of $26,433,000 amortized over 20 years, plus pro forma amortization expense of $984,000 related to the acquired core deposit intangible ($12,598,000) less amortization expense of $845,000 recorded on the historical financial statements

(G)                                Reflects the pro forma accretion of the premium on the Trust Preferred Securities of Independent Capital Trust to adjust the effective rate on the Trust Preferred Securities from the stated rate of 8.5% to a market rate of 10.26%.

(H)                               Reflects the tax benefit of the above pro forma adjustments using an effective rate of 34%, excluding goodwill amortization expense of $810,000 which is not deductible.

(I)                                    As the Registrant is a wholly owned subsidiary of SNBI, per common share data is not meaningful after the date of the acquisition of the Registrant by SNBI.

(J)                                   The Pro Forma Statement of Operations does not reflect anticipated cost savings.  However, the Registrant anticipates the ability to realize cost savings through back office consolidation as well as implementing other selective saving strategies.

(c)                                  Exhibits

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger dated November 19, 2002, between State National Bank, Lubbock, Texas and State National Bank, El Paso, Texas (previously filed).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENT BANKSHARES, INC.

Date: April 24, 2003	By:	/s/ Don E. Cosby
Don E. Cosby
Executive Vice President
& Chief Executive Officer